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Exhibit 99.2

For Immediate Release April 16, 2003	Media Contact: Dan Quinn 617-591-5849	Investor Contact: Kristen Galfetti 617-761-8563

Genzyme Biosurgery Reports First Quarter Revenue Growth
Strong Performance of Synvisc and Sepra Product Lines Continues

        CAMBRIDGE, Mass.—Genzyme Biosurgery (Nasdaq: GZBX), a division of Genzyme Corp., today reported financial results for the first quarter of 2003. Total revenue for the quarter rose to $65.6 million, up 23 percent from $53.4 million in the same quarter of 2002. Strongest growth occurred in two biomaterial product lines—Synvisc® (Hylan GF-20) for the treatment of pain from osteoarthritis of the knee, which rose 32 percent from the first quarter of 2002; and the Sepra® line of anti-adhesion products, which rose 24 percent compared to the first quarter last year.

        Beginning late last year, Genzyme Biosurgery began recording reimbursed expenses from partners as revenue rather than as a reduction of operating expenses. This change has no impact on operating profit.

        "We are very pleased to report that our revenue grew in all three business units, led in particular by our largest biomaterials products," said Genzyme Biosurgery President Duke Collier. "Synvisc and Sepra continue to grow steadily, and we believe they are still early in their growth trajectory. Through increased market penetration, expansion to new markets, and development of product indications, we intend to extend this growth well into the future."

        Net loss allocated to Biosurgery stock for the quarter was $11.7 million, or $0.29 per share, compared with a loss in the first quarter of 2002 of $116.2 million, or $2.94 per share. The first quarter 2002 net loss included a one-time goodwill impairment charge of $98.3 million resulting from the implementation of the accounting standard FAS 142.

        Operating loss for the first quarter of 2003 was $12.1 million, compared to $18.5 million in the first quarter of 2002. This quarter's operating loss included approximately $700,000 in legal expenses related to the Atrium patent infringement lawsuit, in which both sides are awaiting the trial judge's final decision; and a $450,000 charge associated with the write-off of a Sepra production run that was found to be unusable for commercial sale. Operating loss excluding amortization was $4.3 million, compared with $9.2 million excluding amortization and special items in the same quarter of 2002.

        With the growth of higher-margin products, Genzyme Biosurgery's gross margin improved to 56 percent for the quarter, up from 48 percent in the same quarter last year. The division ended the quarter with $22.0 million in cash and equivalents.

Revenue by Business Unit

        Product and service revenue generated by the Orthopaedics business unit in the first quarter totaled $32.9 million, up from $24.2 million in the same quarter last year. Revenue in this unit comes from Synvisc and from Carticel® (autologous cultured chondrocytes), a cell therapy treatment for the repair of cartilage defects in the thigh-bone part of the knee.

        Synvisc product revenue was $26.4 million, up 32 percent from $20.0 million in the first quarter of 2002. Performance was strongest in the United States, where end-user demand for the product continues to grow steadily.

        Revenues in the Biosurgical Specialties business unit totaled $13.8 million for the first quarter, compared with $11.0 million in 2002. The Sepra line continued to lead the growth of this business unit, with revenue rising to $10.4 million in the first quarter, from $8.4 million in the same quarter last year. Sepra products include Seprafilm®, which is used to reduce the incidence of adhesions following surgery, Sepramesh™ for the reconstruction of soft-tissue deficiencies such as the repair of hernias, and Sepragel® Sinus and Seprapack™ for use in sinus and nasal surgery.

        Revenues in the Cardiothoracic business unit totaled $19.0 million for the quarter, up from $18.2 million in the same quarter of 2002. This revenue growth, coupled with expense savings realized from efforts to streamline the business, combined to improve the financial contribution of this unit to the business. Similar to recent quarters, the strongest product performers in the Cardiothoracic business unit included a line of higher margin surgical devices related to minimally invasive heart surgery and vein harvesting, as well as FocalSeal®-L surgical sealant, a biomaterial used in thoracic surgery.

Product Development Update

        Genzyme Biosurgery made strong progress in the first quarter developing new and next generation products, with a particular focus on expanding the indications and markets for Synvisc.

        The division has received conditional approval from the US Food and Drug Administration for the protocol it intends to follow in a planned clinical trial of Synvisc for use in treating pain from osteoarthritis of the hip, an indication approved in Europe last year. Final discussions with the Agency are ongoing, and it is anticipated that this trial will begin later this year. Also, in the second half of the year, Genzyme Biosurgery intends to begin pilot studies of Synvisc for the treatment of osteoarthritis in the shoulder and in the ankle, both of which will take place in Europe.

        Genzyme Biosurgery recently enrolled its first European patient in an ongoing Phase 1 clinical trial evaluating the use of the HIF-1 alpha gene for angiogenesis in patients undergoing coronary artery bypass surgery. The patient was enrolled at a medical center in Germany. It is anticipated that additional patients will be enrolled in the United Kingdom in the second quarter.

        The division's long-term efforts to develop biotechnology products for heart disease were expanded in the first quarter with the commencement of a collaboration with Excigen, Inc. to develop gene therapy solutions for cardiac arrhythmias. This research partnership adds an important strategic component to a cardiac product development effort that already includes gene therapy for ischemia and cell therapy for heart failure.

        Genzyme Biosurgery is a leading developer of novel biotherapeutic and biomaterial products used to treat serious diseases. Its products and pipeline are concentrated in the rapidly growing markets of orthopaedics and heart disease, and in broader surgical applications. Genzyme Biosurgery is a division of Genzyme Corporation.

# # #

        This press release contains forward-looking statements, including statements regarding the potential revenue growth for the Synvisc® and Sepra® product lines; the commencement date for a pivotal clinical trial of Synvisc for use in the hip in the United States, and the commencement date of a pilot clinical trial of Synvisc for use in the shoulder and ankle in Europe; the enrollment in Europe of patients in a clinical trial studying HIF-1 alpha as a treatment for heart disease; and the creation of a research and development initiative focusing on cardiac arrhythmias. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others, the ability of Genzyme Biosurgery to increase market penetration, expand markets, develop new treatment indications, respond to competitive pressures and otherwise to increase demand for Synvisc and Sepra products; the ability of Genzyme Biosurgery to obtain those regulatory approvals necessary to commence clinical studies; the ability of Genzyme Biosurgery to enroll patients and to conduct the clinical studies in accordance with the approved clinical trial design and protocols; the actual performance of the therapies in question as each clinical trial progresses; the timing of each clinical

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trial as actually conducted; the actual safety and efficacy of the therapies being studied; the scientific risk associated with early stage research activities; and factors contained under the caption "Factors Affecting Future Operating Results" in Exhibit 99.2 to Genzyme Corporation's 2002 Annual Report on Form 10-K. Genzyme Biosurgery is a series of common stock of Genzyme Corporation. Therefore, holders of Genzyme Biosurgery common stock are subject to all of the risks and uncertainties described in those reports. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document and we undertake no obligation to update or revise the statements.

        Genzyme®, Synvisc®, Carticel®, Seprafilm® and Sepragel® are registered trademarks of Genzyme Corporation. Sepra™, Sepramesh™ and Seprapack™ are trademarks of Genzyme Corporation. FocalSeal® is a registered trademark of Focal, Inc.

Conference Call Information

        There will be a conference call today at 3:00 p.m. ET to discuss Genzyme Biosurgery's first quarter financial results. If you would like to participate in the call, please dial 719-457-0820. A replay of this call will be available from 5:00 p.m. ET through midnight on April 23 by dialing 719-457-0820. Please reference reservation number 115797. This call will also be webcast live over the Internet at http://www.genzyme.com/corp/investors/events_home.asp

Upcoming Events

        Genzyme Corporation will report second quarter 2003 financial results on July 16. If you would like to participate in any of these calls, please dial 719-457-2642 at 11:00 a.m. for Genzyme General, at 1:00 p.m. for Genzyme Molecular Oncology, and 3:00 p.m. for Genzyme Biosurgery. There is no passcode necessary. Please refer to www.genzyme.com one week prior to the financial reporting date for any updates to this information. These calls will also be webcast live over the Internet at http://www.genzyme.com/corp/investors/events_home.asp

        Genzyme's press releases and other company information are available at www.genzyme.com and by calling Genzyme's investor information line at 1-800-905-4369 within the United States or 703-797-1866 outside the United States.

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GENZYME BIOSURGERY (A Division of Genzyme Corporation)

Combined Statements of Operations

(Unaudited, amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2003	2002
Total revenues	$65,626	$53,371
Operating costs and expenses:
Cost of products and services sold	28,772	27,588
Selling, general and administrative	27,244	24,499
Research and development	13,939	11,872
Amortization of intangibles	7,769	7,879

Total operating costs and expenses	77,724	71,838

Operating loss	(12,098)	(18,467)

Other income (expenses):
Other	(30)	33
Investment income	219	297
Interest expense	(2,193)	(2,245)

Total other income (expenses)	(2,004)	(1,915)

Division net loss before cumulative effect of change in accounting for goodwill	(14,102)	(20,382)
Cumulative effect of change in accounting for goodwill (1)	—	(98,270)

Division net loss (1)	(14,102)	(118,652)
Allocated tax benefit	2,408	2,448

Net loss allocated to Biosurgery Stock (1)	$(11,694)	$(116,204)

Net loss per share of Biosurgery Stock—basic and diluted:
Net loss per share before cumulative effect of change in accounting for goodwill	$(0.29)	$(0.46)
Per share cumulative effect of change in accounting for goodwill (1)	—	(2.48)

Net loss per share of Biosurgery Stock — basic and diluted (1)	$(0.29)	$(2.94)

Weighted average shares outstanding	40,578	39,564

(1)
Effective January 1, 2002, in connection with the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," Genzyme Biosurgery ceased amortizing goodwill. In connection with the adoption of SFAS No. 142, we tested the goodwill of Genzyme Biosurgery's cardiothoracic reporting unit for impairment and, as a result, reduced goodwill by recording a cumulative effect impairment charge of $98.3 million in our consolidated statements of operations and the combined statements of operations of Genzyme Biosurgery for the three months ended March 31, 2002.

Condensed Combined Balance Sheets
(Unaudited, amounts in thousands)

	March 31, 2003	December 31, 2002
Cash and all marketable securities	$21,996	$32,747
Other current assets	80,164	80,022
Property, plant and equipment, net	51,825	52,582
Intangibles, net	385,409	393,193
Other assets	3,247	2,248

Total assets	$542,641	$560,792

Current liabilities	358,962	$360,636
Noncurrent liabilities	11,682	13,933
Division equity	171,997	186,223

Total liabilities and division equity	$542,641	$560,792

Genzyme Biosurgery (A Division of Genzyme Corporation)
Analyst Schedule
(Unaudited, amounts in thousands, except percentage and per share amounts)

	Q1-02	Q2-02	Q3-02	Q4-02	Q1-03	Q1-03 vs. Q1-02 % B/(W)	FY 2001	FY 2002	YTD 3/31/03
Revenues:
Orthopaedics	$24,175	$30,495	$31,700	$23,803	$32,851	36%	$101,790	$110,173	$32,851
Biosurgical Specialties	11,021	12,635	14,160	12,027	13,763	25%	56,263	49,843	13,763
Cardiac Science	—	—	—	4	32	—	—	4	32
Cardiac Devices	18,175	19,733	19,201	22,954	18,980	4%	77,089	80,063	18,980

Total revenues	53,371	62,863	65,061	58,788	65,626	23%	235,142	240,083	65,626
Gross profit	25,783	33,521	36,917	33,590	36,854	43%	109,159	129,811	36,854
SG&A expense	24,499	28,239	27,547	26,665	27,244	(11%)	122,020	106,950	27,244
R&D expense	11,872	12,984	13,264	14,216	13,939	(17%)	47,159	52,336	13,939
Amortization of intangibles	7,879	7,863	7,769	7,769	7,769	1%	46,828	31,280	7,769
Purchase of In-Process Research and Development (1)	—	—	1,879	—	—	—	—	1,879	—
Charge for impaired assets (2)	—	—	8,958	—	—	—	—	8,958	—

Operating loss	(18,467)	(15,565)	(22,500)	(15,060)	(12,098)	34%	(106,848)	(71,592)	(12,098)
Other income (expenses):
Equity in net loss of unconsolidated affiliate	—	—	—	—	—		(1,316)	—	—
Loss on sale of product line (3)	—	—	—	—	—		(24,999)	—	—
Other	33	78	40	41	(30)	(191%)	124	192	(30)
Investment income	297	326	320	360	219	(26%)	1,753	1,303	219
Interest expense	(2,245)	(2,361)	(2,324)	(2,295)	(2,193)	2%	(13,884)	(9,225)	(2,193)

Division net loss before cumulative effect of change in accounting for goodwill	(20,382)	(17,522)	(24,464)	(16,954)	(14,102)	31%	(145,170)	(79,322)	(14,102)
Cumulative effect of change in accounting for goodwill (4)	(98,270)	—	—	—	—	100%	—	(98,270)	—

Division net loss	(118,652)	(17,522)	(24,464)	(16,954)	(14,102)	88%	(145,170)	(177,592)	(14,102)
Allocated tax benefit	2,448	2,442	2,408	2,408	2,408	(2%)	18,189	9,706	2,408

Net loss allocated to Biosurgery Stock	$(116,204)	$(15,080)	$(22,056)	$(14,546)	$(11,694)	90%	$(126,981)	$(167,886)	$(11,694)

Net loss per share of Biosurgery Stock-basic and diluted:
Net loss per share before cumulative effect of change in accounting for goodwill	$(0.46)	$(0.38)	$(0.55)	$(0.36)	$(0.29)	37%	$(3.34)	$(1.74)	$(0.29)
Per share cumulative effect of change in accounting for goodwill (4)	(2.48)	—	—	—	—	100%	—	(2.46)	—

Net loss per share of Biosurgery Stock-basic and diluted	$(2.94)	$(0.38)	$(0.55)	$(0.36)	$(0.29)	90%	$(3.34)	$(4.20)	$(0.29)

Weighted average shares outstanding	39,564	39,637	40,179	40,479	40,578	3%	37,982	39,965	40,578

Genzyme Biosurgery (A Division of Genzyme Corporation)
Analyst Schedule
(Unaudited, amounts in thousands, except percentage amounts)

	Q1-02	Q2-02	Q3-02	Q4-02	Q1-03	FY 2001	FY 2002	YTD 3/31/03
Total revenues	$53,371	$62,863	$65,061	$58,788	$65,626	$235,142	$240,083	$65,626
Revenue by reporting segment as a % of total revenue:
Orthopaedics	45%	49%	48%	41%	50%	43%	46%	50%
Biosurgical Specialties	21%	20%	22%	20%	21%	24%	21%	21%
Cardiac Science	0%	0%	0%	0%	0%	0%	0%	0%
Cardiac Devices	34%	31%	30%	39%	29%	33%	33%	29%
Total gross margin	48%	53%	57%	57%	56%	46%	54%	56%
SG&A expense as % of total revenue	46%	45%	42%	45%	42%	52%	45%	42%
R&D expense as % of total revenue	22%	21%	20%	24%	21%	20%	22%	21%
Operating loss as % of total revenue	(35%)	(25%)	(35%)	(26%)	(18%)	(45%)	(30%)	(18%)
	Q1-02	Q2-02	Q3-02	Q4-02	Q1-03	FY 2001	FY 2002	Q1-03
Other selected financial data:
Cash and all marketable securities	$31,015	$27,168	$23,979	$32,747	$21,996	$38,623	$32,747	$21,996
Working capital	52,239	31,307	16,889	(247,867)	(256,802)	64,121	(247,867)	(256,802)
Property, plant & equipment, net	52,914	52,343	52,758	52,582	51,825	53,794	52,582	51,825
Goodwill and other intangible assets	418,438	410,827	403,055	393,193	385,409	525,178	393,193	385,409
Total assets	585,804	574,206	562,770	560,792	542,641	704,671	560,792	542,641
Division equity	244,409	224,857	203,314	186,223	171,997	394,454	186,223	171,997

(1)
In Q3-02, includes a charge for the purchase of in-process research and development of $(1,879)K related to our investment in Myosix SA.

(2)
In Q3-02, includes an impairment charge of $(8,958)K to write down a bulk HA manufacturing facility in the United Kingdom.

(3)
In 2001, includes a loss of $(24,999)K related to the sale of the Snowden-Pencer line of surgical instruments.

(4)
Effective January 1, 2002, in connection with the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," Genzyme Biosurgery ceased amortizing goodwill. In connection with the adoption of SFAS No, 142, we tested the goodwill of Genzyme Biosurgery's cardiothoracic reporting unit for impairment and, as a result, reduced goodwill by recording a cumulative effect impairment charge of $98.3 million in our consolidated statements of operations and the combined statements of operations of Genzyme Biosurgery for the three months ended March 31, 2002.

GENZYME BIOSURGERY

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS

Quarter Ended March 31, 2003

(Amounts in thousands, except per share data)

	NON-GAAP Before Amortization	Amortization	GAAP As Reported
Operating loss	$(4,329)	$(7,769)	$(12,098)
Other expense	$(2,004)	$—	$(2,004)

Pretax loss	$(6,333)	$(7,769)	$(14,102)
Tax benefit allocation	$—	$2,408	$2,408

Net loss allocated to Genzyme Biosurgery Stock	$(6,333)	$(5,361)	$(11,694)

Net loss per share of Genzyme Biosurgery Stock	$(0.16)	$(0.13)	$(0.29)
Weighted average shares outstanding	40,578	40,578	40,578

GENZYME BIOSURGERY

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS

Quarter Ended March 31, 2002

(Amounts in thousands, except per share data)

	NON-GAAP Before Gains (Charges) & Amortization	Legal Fees	Adoption of FAS 142	Focal Acquisition Accounting	Amortization of Intangibles	GAAP As Reported
Operating loss	$(9,201)	$(605)	$—	$(782)	$(7,879)	$(18,467)
Other expense and cumulative effect of FAS 142	$(1,915)	$—	$(98,270)	$—	$—	$(100,185)

Pretax loss	$(11,116)	$(605)	$(98,270)	$(782)	$(7,879)	$(118,652)
Tax benefit allocation	$—	$—	$—	$—	$2,448	$2,448

Net loss allocated to Genzyme Biosurgery Stock	$(11,116)	$(605)	$(98,270)	$(782)	$(5,431)	$(116,204)

Net loss per share of Genzyme Biosurgery Stock	$(0.28)	$(0.02)	$(2.48)	$(0.02)	$(0.14)	$(2.94)
Weighted average shares outstanding	39,564	39,564	39,564	39,564	39,564	39,564

GENZYME CORPORATION

Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2003	2002
Total revenues	$381,859	$297,940

Operating costs and expenses:
Cost of products and services sold	111,812	87,172
Selling, general and administrative	114,224	102,958
Research and development	75,631	82,141
Amortization of intangibles	17,505	17,597

Total operating costs and expenses	319,172	289,868

Operating income	62,687	8,072

Other income (expenses):
Equity in net loss of unconsolidated affiliates	(4,194)	(4,094)
Gain on investments in equity securities	—	166
Other	750	(864)
Investment income	11,614	13,437
Interest expense	(6,490)	(6,806)

Total other income (expenses)	1,680	1,839

Income before income taxes	64,367	9,911
Provision income taxes	(18,998)	(3,138)

Net income (loss) before cumulative effect of change in accounting for goodwill	45,369	6,773
Cumulative effect of change in accounting for goodwill (1)	—	(98,270)

Net income (loss) (1)	$45,369	$(91,497)

Net income (loss) per share:
Allocated to Genzyme General Stock:
Genzyme General division net income	$57,793	$24,309
Tax benefit allocated from Genzyme Biosurgery	2,322	4,299
Tax benefit allocated from Genzyme Molecular Oncology	1,763	2,130

Net income allocated to Genzyme General Stock	$61,878	$30,738

Net income per share of Genzyme General Stock:
Basic	$0.29	$0.14

Diluted (2)	$0.28	$0.14

Weighted average shares outstanding:
Basic	215,091	213,332

Diluted (2)	220,432	221,064

Allocated to Biosurgery Stock:
Genzyme Biosurgery net loss before cumulative effect of change in accounting for goodwill	$(14,102)	$(20,382)
Cumulative effect of change in accounting for goodwill (1)	—	(98,270)

Genzyme Biosurgery division net loss	(14,102)	(118,652)
Allocated tax benefit	2,408	2,448

Net loss allocated to Biosurgery Stock (1)	$(11,694)	$(116,204)

Net loss per share of Biosurgery Stock—basic and diluted:
Net loss per share before cumulative effect of change in accounting for goodwill	$(0.29)	$(0.46)
Per share cumulative effect of change in accounting for goodwill (1)	—	(2.48)

Net loss per share of Biosurgery Stock—basic and diluted (1)	$(0.29)	$(2.94)

Weighted average shares outstanding	40,578	39,564

Allocated to Molecular Oncology Stock:
Net loss	$(4,815)	$(6,031)

Net loss per share of Molecular Oncology Stock-basic and diluted	$(0.28)	$(0.36)

Weighted average shares outstanding	16,939	16,763

(1)
Effective January 1, 2002, in connection with the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," we ceased amortizing goodwill. In connection with the adoption of SFAS No. 142, we tested the goodwill of our cardiothoracic reporting unit for impairment and, as a result, reduced goodwill by recording a cumulative effect impairment charge of $98.3 million in our consolidated statements of operations and the combined statements of operations of Genzyme Biosurgery for the three months ended March 31, 2002.
(2)
Net income per share allocated to Genzyme General Stock on a diluted basis and weighted average shares-diluted for both periods presented includes the dilutive effect of options, stock purchase rights and warrants, but excludes the effect of the convertible subordinated debentures allocated to Genzyme General as the effect would be anti-dilutive in each period.

GENZYME CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands)

	March 31, 2003	December 31, 2002
Cash and all marketable securities	$1,234,318	$1,195,004
Other current assets	693,277	676,231
Property, plant and equipment, net	831,040	802,448
Intangibles, net	1,309,049	1,326,553
Other assets	93,115	82,813

Total assets	$4,160,799	$4,083,049

Current liabilities	$616,028	$607,800
Noncurrent liabilities	770,703	777,402
Stockholders' equity	2,774,068	2,697,847

Total liabilities and stockholders' equity	$4,160,799	$4,083,049

QuickLinks

  Exhibit 99.2
Genzyme Biosurgery Reports First Quarter Revenue Growth Strong Performance of Synvisc and Sepra Product Lines Continues
GENZYME BIOSURGERY (A Division of Genzyme Corporation) Combined Statements of Operations (Unaudited, amounts in thousands, except per share amounts)
Condensed Combined Balance Sheets (Unaudited, amounts in thousands)
GENZYME BIOSURGERY RECONCILIATION OF GAAP TO NON-GAAP EARNINGS Quarter Ended March 31, 2003 (Amounts in thousands, except per share data)
GENZYME BIOSURGERY RECONCILIATION OF GAAP TO NON-GAAP EARNINGS Quarter Ended March 31, 2002 (Amounts in thousands, except per share data)
GENZYME CORPORATION Consolidated Statements of Operations (Unaudited, amounts in thousands, except per share amounts)
GENZYME CORPORATION Condensed Consolidated Balance Sheets (Unaudited, amounts in thousands)